Exhibit 23.2

Consent of Registered Independent Public Accounting Firm

We hereby consent to the inclusion in this Registration Statement on Amendment No. 2 of Form S-1 and the related prospectus of our report dated March 28, 2017, of our audit of the financial statements of Brekford Traffic Safety, Inc., fka Brekford Corp., as of and for the year ended December 31, 2016. We also consent to the reference to our firm under the captions “Experts” in such Registration Statement.

/s/ BD & Company

BD & Company, Inc.
Owings Mills, MD
January 25, 2018